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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated September 27, 2006, except for Note 2 and Note 15, as to which the date is February 15, 2007, relating to the consolidated financial statements and financial statement schedule of InSight Health Services Holdings Corp., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Orange County, California
March 16, 2007